Exhibit 10.8

PROMISSORY NOTE

San Carlos, California

09 August 2020

1.

PROMISE TO PAY. For value received, VINCERA PHARMA, INC. (“Borrower”) promises to pay to RAQUEL IZUMI (“Lender”), or order, in lawful money of the United States of America, the Principal amount of One Million and 00/100 Dollars ($1,000,000.00) or so much thereof as may be outstanding under the Advances (as further described in paragraph 3 below), together with Interest on the unpaid outstanding Principal balance of each Advance. Interest shall be calculated from the date of each Advance until repayment of such Advance. Capitalized terms not defined in this paragraph 1 are as defined herein. All figures are in U.S. dollars.

Term	Definition or Description

Principal:	$1,000,000.00

Loan Date:	09 August 2020

Origination Fee	Borrower shall pay to Lender the sum of $20,000, which shall be deemed fully earned and non-refundable.

Fixed Interest Rate:	7.0% per annum, or the maximum allowed under California law, whichever is lower; Interest on the unpaid Principal balance hereof will be calculated as described in the paragraph 3 below.

Payment Due Date	Principal, Interest accrued, and the Origination Fee shall be paid in full at Maturity or, if earlier, within 10 business days of the closing date of the Transaction (as defined below).

Maturity:	09 August 2023 (36 months from the Loan Date)

Borrower:

VINCERA PHARMA, INC. a Delaware corporation with an address at 2550 Hanover Street, Palo Alto, California 94304 (“Borrower”).

Represented by: Ahmed Hamdy, Chief Executive Officer

Telephone:

Email:

All communications, instructions, or directions by telephone or otherwise to Borrower are to be directed to these coordinates.

Lender:	RAQUEL IZUMI, an individual, residing at (“Lender”). Telephone: Email: All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to these coordinates.

2.

EARLY PAYMENT TRIGGER. Borrower contemplates entering into a merger and acquisition transaction with LifeSci Acquisition Corporation, with an anticipated closing date, if approved by the U.S. Securities and Exchange Commission, in November or December 2020 (the “Transaction”). Consummation of the Transaction shall establish the Payment Due Date, which shall be within 10 business days of the closing date of the Transaction.

3.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding Principal balance multiplied by the actual number of days the Principal balance is outstanding. All Interest payable hereunder is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated herein.

Borrower’s Initials: /s/ AH

4.

LINE OF CREDIT. This Note evidences a line of credit. Advances hereunder may be requested orally or in writing by Borrower (each, an “Advance”). Advances shall be made in arrears, based on the accrued third-party indebtedness and specific timing of each such third party’s payment terms. Borrower shall aggregate all such requests for advances, and limit such requests to two times per month; an exception will be made for urgent request(s). All oral requests shall be promptly confirmed in writing (email to Lender will suffice). Lender retains the right, in its sole and reasonable discretion and without any liability to Borrower or any third party, to reduce the amount of, or deny, any request for an Advance. The following person is authorized to request Advances unless written notice of revocation of such authority is received from Borrower: Ahmed Hamdy (the “Authorized Person”). Borrower shall be liable for all sums advanced in accordance with the Authorized Person’s instructions. The proceeds of all Advances hereunder shall be used only for Borrower’s general corporate purposes. Any other uses of Advances are expressly forbidden without Lender’s prior express written permission.

5.

LATE CHARGE. In the event that Borrower fails to make payment on the Payment Due Date, Borrower will be charged 5.0% of the Principal for each calendar month that payment is not made (“Late Charge”), which Late Charge shall be due and payable immediately.

6.

SENIORITY. This Note shall be senior to any payments made to holders of preferred stock or common stock issued by Borrower. Borrower hereby agrees to cooperate with Lender in the filing of a UCC-1 financing statement in the Borrower’s state of incorporation, if requested by Lender. For clarity, should the Transaction fail, for any reason or no reason, any Advances made hereunder that are held in Borrower’s bank account(s) shall be returned to Lender after reconciliation of any outstanding invoices. In no event shall such reconciliation, and the return of Advances to Lender, extend beyond 10 business day of the date of failure of the Transaction.

7.

DEFAULT. Upon any Event of Default (defined herein), and Borrower’s failure to cure such Event of Default within 30 days of written notice of such Event of Default, Lender may, at its option, declare the entire Principal balance hereunder, all accrued Interest, plus the Origination Fee immediately due, and Borrower shall pay that amount upon demand. The following shall constitute events of default (each, an “Event of Default”) hereunder:

Payment Default. Borrower fails to make the payment when due hereunder.

Other Defaults. Borrower fails to comply with or to perform in any material respect any other term, obligation, covenant or condition contained herein.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf hereunder is false or misleading in any material respect, either now or at the time made or furnished, or becomes false or misleading at any time thereafter.

Change in Control. Any change in ownership of 50% or more of the outstanding voting power of Borrower, and/or any transaction(s) whereby any entity(ies) and/or person(s) (other than existing stockholders as of the Loan Date) directly or indirectly acquire beneficial ownership of 50% or more of the outstanding voting power of Borrower, or any liquidation or dissolution of Borrower approved by its stockholders shall each be deemed, at Lender’s sole and exclusive discretion, a change in control of Borrower, provided, however, that the Transaction shall not be deemed a Change in Control for purposes of this Section 7.

Failure of Transaction. The Transaction terminates or otherwise fails to close for any reason.

8.	ATTORNEYS’ FEES; EXPENSES. Lender in its discretion may retain a third party to help collect this Note, at Borrower’s sole cost and expense, in the event of an Event of Default.

9.

GENERAL PROVISIONS. Time is of the essence with respect to every provision hereof. This Note constitutes the entire agreement among the parties with respect to the subject matter hereof. Any term hereof may be amended only with the written consent of each of the parties. No course of dealing or conduct shall be effective to amend, modify, waive, release or change any provisions hereof. If any part hereof cannot be enforced, this fact will not affect the rest of the Note. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned or delegated in whole or in part by Borrower without the prior express written consent of Lender except in connection with the Transaction. The terms hereof shall be binding upon Borrower, and upon its heirs, personal representatives, successors, and assigns, and shall inure to the benefit of Lender and its successors and assigns. Borrower hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment hereof in connection with the delivery, acceptance, performance, default, or enforcement of the payment hereof. Headings hereof are provided for convenience only and shall not affect construction or interpretation. This Note shall be deemed to have been drafted by all parties hereto ,and shall not be construed against a party as the drafter; and each party hereby agrees that this Note is the result of negotiations among, and has been reviewed by, Borrower, Lender, and their respective counsel, The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any governmental authority, all of which shall be cumulative and may be exercised successively or concurrently without impairing Lender’s rights hereunder. Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by email to the respective email addresses above (with subsequent confirmation by personal delivery or overnight courier), or one business day after deposit with an overnight courier, prepaid.

10.

LAW AND VENUE. This Note is governed by the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California. The state courts of San Francisco County, State of California shall have exclusive jurisdiction, and venue shall be exclusively laid there. Each of the parties hereby foregoes its right to the defense of forum non conveniens.

PRIOR TO SIGNING THIS NOTE, BORROWER HEREBY REPRESENTS THAT IT HAS READ AND UNDERSTOOD ALL OF ITS PROVISIONS, INCLUDING THE INTEREST RATE PROVISIONS BORROWER HEREBY AGREES TO THE TERMS HEREOF AS OF THE DATE FIRST WRITTEN ABOVE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.

BORROWER: VINCERA PHARMA, INC.		LENDER: RAQUEL IZUMI

By:	/s/ Ahmed Hamdy	Signed:	/s/ Raquel Izumi
Name:	Ahmed Hamdy
Its:	CEO